Exhibit 10(e)

FIRST AMENDMENT TO GUARANTEE

THIS FIRST AMENDMENT TO GUARANTEE (this "Amendment") is made and entered into this 1st day of August, 2003 by FPL GROUP CAPITAL INC, a Florida corporation (the "Guarantor"), with the consent and acknowledgement of Northeast Energy Associates, A Limited Partnership (the "Guaranteed Party") and amends that Guarantee, dated as of August 1, 2003 (the "Guarantee"), by the Guarantor in favor of the Guaranteed Party.

WHEREAS, it was the intent of all parties to the Guarantee that the defined term "Obligations" thereunder include "Buyer's Cover Cost" not "Seller's Cover Cost" (as drafted), and hence this Amendment memorializes that intent and corrects this technical drafting error.

NOW THEREFORE, in consideration of the foregoing, Guarantor agrees as follows:
1. Obligations. Clause (A) in Section 1 of the Guarantee is restated in its entirety as follows:
(A) any Buyer's Cover Costs and

IN WITNESS WHEREOF, the Guarantor has caused this Amendment to be executed and delivered this Amendment by its duly authorized officer as of the date first above written.

FPL GROUP CAPITAL INC
		By:	PAUL I CUTLER

Name: Paul I. Cutler Title: Treasurer

Acknowledged and Agreed:
NORTHEAST ENERGY ASSOCIATES, A Limited Partnership
By:	Northeast Energy, LP, its General Partner
By:	ESI Northeast Energy GP, Inc., its Administrative Partner
By:	NATHAN E HANSON

Name: Nathan E. Hanson Title: Director